EXHIBIT 5.1

October 25, 2005

Flotek Industries, Inc.
7030 Empire Central Drive
Houston, Texas 77040

Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

We are acting as counsel for Flotek Industries, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (Registration No. 333-_____) relating to the registration under the Securities Act of 1933 (the “Act”) of 1,453,500 shares of Common Stock, par value $.0001 per share (the “Common Stock”), of the Company to be offered and sold by the Company. Such Registration Statement, as amended, and including any registration statement related thereto and filed pursuant to Rule 462(b) under the Securities Act is herein referred to as the “Registration Statement.”

We have reviewed and are familiar with such corporate proceedings and other matters as we have deemed necessary for this opinion. Based upon the foregoing, we are of the opinion that the shares of Common Stock to be offered and sold by the Company pursuant to the Registration Statement have been duly authorized and will be, when issued pursuant to a valid exercise of option agreements issued in accordance with the Plans (as defined in the Registration Statement), legally issued and fully paid and nonassessable.

This opinion is limited to matters governed by the General Corporation Law of the State of Delaware (including the statutory provisions of the General Corporation Law of the State of Delaware and also all applicable provisions of the Delaware Constitution and reported decisions interpreting the General Corporation Law of the State of Delaware and the Delaware Constitution).

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

DOHERTY & DOHERTY LLP

By: /s/ Casey W. Doherty
Casey W. Doherty, Partner